BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                441 VINE STREET
                             CINCINNATI, OHIO 45202
                            TELEPHONE (513) 381-2121
                           TELECOPIER (513) 381-2125


J. W. BROWN (1911-1995)
JAMES R. CUMMINS
ROBERT S BROWN                                                   OF COUNSEL
DONALD S. MENDELSOHN                                        GILBERT BETTMAN
LYNNE SKILKEN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JEFFREY R. TEETERS
JOANN M. STRASSER
                                            December 26, 1996


The AmeriPrime Funds
1793 Kingswood Drive
Suite 200
Southlake, Texas  76092

Ladies and Gentlemen:

        This letter is in response to your request for our opinion in connection with the Form 24F-2 for the Trust for the fiscal year ended October 31, 1996.

        We have examined a copy of (a) the Trust's Agreement and Declaration of Trust and amendments thereto, (b) the Trust's By-Laws and amendments thereto, and (c) all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures on original documents submitted to us, conformity to executed documents of all unexecuted copies submitted to us and the conformity to the original of all copies submitted to us as conformed or copied documents.

        Based upon the foregoing, we are of the opinion that the shares of the Trust, the registration of which the Form makes definite in number, if issued in accordance with the applicable Prospectus and Statement of Additional Information of the Trust, were legally issued, fully paid and non-assessable.

        We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Form referred to above.

                                            Very truly yours,


                                            /s/ Brown, Cummins & Brown Co.
                                            BROWN, CUMMINS & BROWN CO., L.P.A.

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